As filed with the Securities and Exchange Commission on January 17, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gastar Exploration Ltd.

(Exact name of registrant as specified in its charter)

Alberta, Canada	1311	38-3324634
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 1080

Houston, Texas 77010

(713) 739-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Russell Porter

Chief Executive Officer and President

1331 Lamar Street, Suite 1080

Houston, Texas 77010

(713) 739-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

T. Mark Kelly

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2300

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: After the effective date of this registration statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    Registration No. 333-127498

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common shares, without par value	$1,846,318.50	$198.00

(1)	Based on a closing price on the American Stock Exchange of $1.95 per common share on January 12, 2007.

(2)	The registrant previously paid registration fees of $7,400 under Registration Statement on Form S-1, as amended (Registration No. 333-127498), with respect to common shares having a proposed maximum aggregate offering price of $62,458,354.00.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 relates to the registrant’s prior registration statement (File No. 333-127498) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the proposed offering of up to $946,830 of common shares of Gastar Exploration Ltd. (the “Common Shares”). The contents of the Registration Statement on Form S-1 (File No. 333-127498) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 12, 2005, as amended by Amendment No. 1 filed with the Commission on November 3, 2005, Amendment No. 2 filed with the Commission on December 13, 2005, Amendment No. 3 filed with the Commission on December 14, 2005 and Amendment No. 4 filed with the Commission on December 22, 2005, which was declared effective on January 4, 2006, and Post Effective Amendment No. 1 filed with the Commission on January 25, 2006, including, in each case, the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Exhibits	Description
5.1	Opinion of Sara-Lane Sirey Professional Corporation

23.1	Consent of BDO Seidman, LLP

23.2	Consent of BDO Dunwoody LLP

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Sara-Lane Sirey Professional Corporation (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-127498) filed with the Securities and Exchange Commission and incorporated by reference herein).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on January 17, 2007.

GASTAR EXPLORATION LTD.

By:	/s/ J. RUSSELL PORTER
Name:	J. Russell Porter
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Position	Date

/s/ J. RUSSELL PORTER J. Russell Porter	Chairman, Chief Executive Officer and President (Principal Executive Officer)	January 17, 2007

/s/ MICHAEL A. GERLICH Michael A. Gerlich	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 17, 2007

* Richard Kapuscinski	Director	January 17, 2007

* Thomas Crow	Director	January 17, 2007

* Abby Badwi	Director	January 17, 2007

*By:	/s/ J. RUSSELL PORTER
J. Russell Porter

Pursuant to a Power of Attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-127498) filed with the Securities and Exchange Commission.

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INDEX TO EXHIBITS

Exhibits	Description
5.1	Opinion of Sara-Lane Sirey Professional Corporation

23.1	Consent of BDO Seidman, LLP

23.2	Consent of BDO Dunwoody LLP

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of Sara-Lane Sirey Professional Corporation (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-127498) filed with the Securities and Exchange Commission and incorporated by reference herein).